Execution Version

WAIVER AND AMENDMENT NO. 4 TO CREDIT AGREEMENT
AND
AMENDMENT NO. 2 TO GUARANTEE AND COLLATERAL AGREEMENT

This WAIVER AND AMENDMENT NO. 4 TO CREDIT AGREEMENT AND AMENDMENT NO. 2 TO GUARANTEE AND COLLATERAL AGREEMENT (this “Amendment”) dated as of December 10, 2014, is among MILLER ENERGY RESOURCES, INC., a corporation duly formed and existing under the laws of the State of Tennessee (the “Borrower”), the Guarantors party hereto, each of the Lenders party hereto, and APOLLO INVESTMENT CORPORATION, as Administrative Agent.

R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to the Amended and Restated Credit Agreement dated as of February 3, 2014 (as amended by Amendment No. 1 to Credit Agreement dated as of June 2, 2014, Amendment No. 2 to Credit Agreement dated as of August 11, 2014, Amendment No. 3 to Credit Agreement dated as of August 19, 2014 and as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrower.
B.    At the Borrower’s request, the Administrative Agent and each of the Lenders party hereto have agreed, subject to the terms and conditions herein, to (i) amend certain terms and provisions of the Credit Agreement as herein set forth, and (ii) waive (A) the Event of Default that has occurred and is continuing under Section 10.01(d) of the Credit Agreement resulting from the payment by the Borrower of Series C Dividends and Series D Dividends on December 1, 2014 in violation of Section 9.04(a) of the Credit Agreement, since the Events of Default specified in the following clause (B) had occurred and were continuing as of the date of such payment, (B) the Event of Default that has occurred and is continuing under (i) Section 10.01(q)(i) of the Credit Agreement, and (ii) Section 10.01(g) of the Credit Agreement with respect to the Event of Default under the First Lien Credit Agreement, in each case, due to Scott Boruff’s resignation as the Chief Executive Officer of the Borrower, and (C) the Event of Default that has occurred and is continuing under Section 10.01(s) of the Credit Agreement with respect to Scott Boruff’s disposition (or series of dispositions, as the case may be) of certain Equity Interests of the Borrower other than in a Permitted Disposition, which disposition (or series of dispositions, as the case may be) constitutes a Change of Control ((A), (B), and (C) collectively, the “Specified Events of Default”).
C.    In reliance on Section 9.12(i) of the Credit Agreement, the Borrower will enter into a Bill of Sale and Transfer Agreement with Tom Energy, LLC, a substantially final copy of which is attached hereto as Annex II (the “Tom Energy Bill of Sale”), pursuant to which the Borrower will Dispose of certain equipment described therein for cash consideration of $526,660.00 (the “Equipment Sale Proceeds”).
D.    At the Borrower’s request, the Administrative Agent and each of the Lenders party hereto have agreed, subject to the terms and conditions herein, to waive the requirement of Section 3.04(c)(i) of the Credit Agreement that the Borrower apply the Equipment Sale Proceeds to the prepayment of the Loans.
E.    Now, therefore, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.

Section 2.Amendments to Credit Agreement.

2.2Amendments to Section 1.02 of the Credit Agreement.

(a)A new defined term “Additional Interest Discharge Date” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Additional Interest Discharge Date” means the date, on or before the date that is four months after the Fourth Amendment Effective Date, on which the Borrower provides evidence satisfactory to the Administrative Agent and the Lenders in their sole discretion that the Borrower has received net cash proceeds of at least $20,000,000 from the issuance on and after the Fourth Amendment Effective Date of common Equity Interests or preferred Equity Interests (or a combination of both) issued in accordance with the terms of this Agreement.

(b)New defined terms “APOD”, “APOD A,” and “APOD B” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“APOD” means APOD A or APOD B, and “APODs” means, collectively, APOD A and APOD B.

“APOD A” means Borrower’s written plan of development with respect to budgeted gross Capital Expenditures and other development activities on the Oil and Gas Properties listed on Exhibit A to the Fourth Amendment delivered to, and accepted by, the Majority Lenders on the Fourth Amendment Effective Date, as amended and supplemented from time to time with the prior written consent of the Majority Lenders in their sole discretion.

“APOD B” means Borrower’s written plan of development with respect to development activities on the Oil and Gas Properties listed on Exhibit B to the Fourth Amendment delivered to, and accepted by, the Majority Lenders on the Fourth Amendment Effective Date, as amended and supplemented from time to time with the prior written consent of the Majority Lenders in their sole discretion.

(c)A new defined term of “Capital Expenditures” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Capital Expenditures” means all liabilities incurred or expenditures made by the Borrower or any of its Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, each to the extent required to be capitalized in accordance with GAAP.

(d)Clause (c) of the definition of “Change in Control” set forth in Section 1.02 of the Credit Agreement, up to but not including the proviso following the semicolon in such clause (c), is hereby amended and restated as follows:

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“(c) other than in a Permitted Disposition, any of Scott Boruff, David Hall or Carl Giesler, Jr. at any time sells or otherwise disposes of any of the Equity Interests of the Borrower owned by such Person on the Effective Date (or with respect to Carl Giesler, Jr., the Fourth Amendment Effective Date);”

(e)A new defined term “Discretionary Capital” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Discretionary Capital” means the proceeds of any issuance of Equity Interests of the Borrower permitted by this Agreement or any Debt permitted under Sections 9.02(c) or (m) of this Agreement.

(f)In the definition of “EBITDAX” set forth in Section 1.02 of the Credit Agreement:

(i) the phrase “other noncash charges reasonably acceptable to the Administrative Agent” in clause (b) thereof is hereby restated to read “other noncash charges or one-time or nonrecurring expenses reasonably acceptable to the Administrative Agent”; and

(ii) the phrase “all noncash income included in the calculation of Consolidated Net Income” in clause (d)(i) thereof is hereby restated to read “all noncash income or one-time or nonrecurring income included in the calculation of Consolidated Net Income”.

(g)A new defined term “Fourth Amendment” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Fourth Amendment” means Amendment No. 4 and Waiver to Credit Agreement and Guarantee and Collateral Agreement dated as of December 10, 2014 among the Borrower, the Lenders party thereto and the Administrative Agent.

(h)A new defined term “Fourth Amendment Effective Date” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Fourth Amendment Effective Date” means the date on which the conditions specified in Section 5 of the Fourth Amendment are satisfied (or waived in accordance with Section 12.02 of the Credit Agreement).

(i)A new defined term “Fourth Amendment Fee Letter” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Fourth Amendment Fee Letter” means that certain Fee Letter dated as of the Fourth Amendment Effective Date between the Borrower and the Administrative Agent.

(j)In the definition of “Interest Expense” set forth in Section 1.02 of the Credit Agreement, clause (ii) of the proviso therein is hereby amended in its entirety to read as follows:

“(ii) for the fiscal quarter ended October 31, 2014, (A) Interest Expense with respect to clauses (a) and (b) for the two fiscal quarters then ended shall be multiplied by 2, and (B) with respect to the Debt under this Agreement and the First Lien Credit Agreement, the calculation of Interest

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Expense shall assume that the rate applicable to ABR Loans is the rate provided in Section 3.02(a) hereof and thereof and the rate applicable to Eurodollar Loans is the rate provided in Section 3.02(b) hereof and thereof and not the post-default rate specified in Section 3.02(c) hereof and thereof (whether or not such post-default rate was actually applied), and”

(k)The definition of “Leverage Ratio” set forth in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Leverage Ratio” means for any date of determination the ratio of (a) Total Debt as of such date to (b) EBITDAX for the four fiscal quarters ending on or immediately prior to such date; provided, however, that for purposes of Section 9.01(a), for the period ended October 31, 2014, “Total Debt” shall be reduced by the amount of unrestricted cash on the balance sheet of the Borrower as of such determination date.

(l)The references to “August 1, 2015” in the definition of “Make-Whole Premium” set forth in Section 1.02 of the Credit Agreement shall be deleted and “November 1, 2015” shall be substituted therefor.

(m)A new defined term “Mandatory Capital Expenditures” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Mandatory Capital Expenditures” means Capital Expenditures that are necessary, as reasonably determined by the Borrower, for the Borrower and its Subsidiaries and their respective assets and operations to remain in compliance with Governmental Requirements and applicable health, safety, and environmental standards, including plugging and abandonment expenditures.

(n)A new defined term “Nutaaq Pipeline” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Nutaaq Pipeline” means Nutaaq Pipeline, LLC, an Alaska limited liability company.

(o)A new defined term “Nutaaq Pipeline Inclusion Date” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Nutaaq Pipeline Inclusion Date” means the date on which the restrictions on (x) Nutaaq Pipeline’s ability to (i) guaranty the Debt under the Loan Documents and (ii) grant a security interest in its assets in favor of the Administrative Agent and (y) the ability of the Borrower to pledge, or cause to be pledged, the Equity Interests of Nutaaq Pipeline to the Administrative Agent, in each case, contained in the Nutaaq Pipeline Organizational Documents, have been effectively removed, modified or waived.

(p)A new defined term “Nutaaq Pipeline Organizational Documents” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Nutaaq Pipeline Organizational Documents” means, collectively, (i) the certificate of formation of Nutaaq Pipeline, and (ii) the Limited Liability Company Operating Agreement of Nutaaq Pipeline, LLC, an Alaska limited liability company, dated as of January 1, 2013, in each case, as in effect on the Fourth Amendment Effective Date.

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(q)A new defined term “Permitted Capital Expenditures” shall be inserted in Section 1.02 of the Credit Agreement in the proper alphabetical order as follows:

“Permitted Capital Expenditures” means (i) Capital Expenditures to carry out the development activities described in APOD A, in accordance with the budgeted amounts and permitted variance set forth therein, (ii) Capital Expenditures to carry out the development activities described in APOD B, solely to the extent such Capital Expenditures are approved in writing by the Administrative Agent acting in its sole discretion, prior to the incurrence thereof, (iii) Mandatory Capital Expenditures, (iv) Capital Expenditures made with the proceeds of any Discretionary Capital of the Borrower; provided, that the first $15,000,000 of net cash proceeds from any Equity Issuance from and after the Fourth Amendment Effective Date shall be used solely to carry out the development activities in APOD A, and (v) additional Capital Expenditures in an amount not to exceed $3,000,000 in any semiannual period from May 1 to October 31 or from November 1 to April 30 in any fiscal year of the Borrower.”

(r)The definition of “Permitted Disposition” set forth in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Permitted Disposition” means any transfer, contribution, sale or other Disposition of Equity Interests of the Borrower by Scott Boruff, David Hall or Carl Giesler, Jr. of 30% or less of the Equity Interests of the Borrower owned by such Person on the Effective Date (or in the case of Carl Giesler, Jr., on the Fourth Amendment Effective Date), in any case, so long as (i) the Borrower delivers all documents entered into in connection with such transfer, contribution, sale or Disposition of Equity Interests to the Administrative Agent on or prior to the date of such transfer, contribution, sale or Disposition of Equity Interests, which documents shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) the value of any such Equity Interests subject to such transfer, contribution, sale or other Disposition shall be equal to or greater than $10 per share for the ten (10) consecutive Business Days preceding the date of such transfer, contribution, sale or Disposition without giving effect to any splits or reverse splits of stock effective on or after the Effective Date (or with respect to Carl Giesler, Jr., the Fourth Amendment Effective Date).

(s)The definition of “Subsidiary” in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subsidiary” means any subsidiary of the Borrower; provided that, notwithstanding anything to the contrary contained herein, (i) none of the Miller 2009 Partnership, any Miller Drilling Fund nor any of the Pellissippi Pointe Entities shall be deemed a Subsidiary of any Loan Party for purposes of this Agreement, and (ii) solely for purposes of Section 8.14 and Article 9 (other than Sections 9.01, 9.06, 9.07, 9.09, 9.10, 9.13, 9.14 (except to the extent Section 8.14(b) would apply), 9.16, 9.17, 9.18, 9.21 and 9.25) hereof, from and after the closing of the Savant Acquisition, Nutaaq Pipeline shall not be deemed a Subsidiary of the Borrower except where expressly specified, until such time as each of the events described in the definition of Nutaaq Pipeline Inclusion Date has occurred.

(t)The references to “August 1, 2015” in the definition of “Treasury Rate” set forth in Section 1.02 of the Credit Agreement shall be deleted and “November 1, 2015” shall be substituted therefor.

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2.3Amendment to Section 3.02 of the Credit Agreement. Section 3.02 of the Credit Agreement is hereby amended to add a new clause (f) therein as follows:

“(f) Additional Interest. From and after the Fourth Amendment Effective Date, the Loans shall bear additional interest, at the Borrower’s option, at a rate equal to: (i) 1.00% if paid in cash or (ii) 2.00% if paid in kind. If the Borrower elects to have the Loans accrue the additional interest payable in kind pursuant to the foregoing clause (ii), the principal amount of the Loans shall increase by the accrued amount of additional interest on each Interest Payment Date and the Maturity Date, as the case may be. For the avoidance of doubt, the additional interest payable under this Section 3.02(f) shall be in addition to the applicable interest payable pursuant to Section 3.02(a) and Section 3.02(b), as applicable. Upon the occurrence of the Additional Interest Discharge Date, the provisions of this Section 3.02(f) shall have no further effect.”

2.4Amendment to Section 3.04 of the Credit Agreement. The first sentence of Section 3.04(c)(i) of the Credit Agreement is hereby amended to add the following proviso at the end of such sentence, immediately before the period:

“; provided, however, that the Borrower shall not be required to apply any Net Cash Proceeds from the Disposition of any interests of Borrower or any of its Subsidiaries in the Badami unit or any of the assets of Savant Alaska, LLC to prepay the Loans in accordance this sentence so long as such Net Cash Proceeds are used to pay Permitted Capital Expenditures in connection with APOD A.”

2.5Amendments to Section 3.05 of the Credit Agreement.

(a)Clause (A) of Section 3.05 of the Credit Agreement is hereby amended by replacing “July 31, 2015” with “October 31, 2015.”

(b)Clause (1) of Section 3.05 of the Credit Agreement is hereby amended by replacing (i) “August 1, 2015” with “November 1, 2015”; and (ii) “July 31, 2016” with October 31, 2016.”

(c)Clause (2) of Section 3.05 of the Credit Agreement is hereby amended by replacing “August 1, 2016” with “November 1, 2016.”

2.6Amendments to Section 8.01 of the Credit Agreement.

(a)Section 8.01(a) of the Credit Agreement is hereby amended by replacing the reference therein to “the fiscal year ended April 30, 2014” with “the fiscal years ended April 30, 2014, and April 30, 2015”.

(b)Section 8.01 of the Credit Agreement is hereby amended to add the following provisions in the correct order:

“(s) Weekly Reports. On each Tuesday commencing on the first Tuesday after the Fourth Amendment Effective Date, a (i) production report setting forth the volume of production on a well by well basis, (ii) drilling report and (iii) completion report, in each case, for the immediately preceding calendar week and in form and substance reasonably satisfactory to the Administrative Agent.”

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“(t) Cash-Flow Forecasts. On the tenth Business Day of each calendar month following the Fourth Amendment Effective Date, a six-month forecast of cash flows of the Borrower and its Consolidated Subsidiaries on a monthly basis, commencing with the first calendar month following the date on which such forecast is delivered, in form and substance reasonably satisfactory to the Administrative Agent.”

“(u) Monthly Payables Report. On the tenth Business Day of each calendar month following the Fourth Amendment Effective Date, a report detailing the accounts payable and accounts payable agings of the Borrower and its Consolidated Subsidiaries as of the last day of the preceding calendar month, in form and substance reasonably satisfactory to the Administrative Agent.”

“(v) Additional Financial Reporting Information. On the tenth Business Day of the calendar month following the end of each fiscal quarter, a financial report in the form of Annex I to the Fourth Amendment, and in substance reasonably satisfactory to the Administrative Agent.”

“(w) APOD Update. On the tenth Business Day of each calendar month following the Fourth Amendment Effective Date, a report describing all activities carried out during the preceding month in furtherance of the APODs, in form and substance reasonably satisfactory to the Administrative Agent.”

“(x) Savant Acquisition Consummation. Immediately upon the consummation of the Savant Acquisition, a notice of such event in form and substance reasonably satisfactory to the Administrative Agent, together with all required joinders, Mortgages and other documentation required by Section 8.14 with respect to the assets and Properties acquired in connection with the Savant Acquisition.”

“(y) Nutaaq Pipeline Inclusion Date. Immediately upon the occurrence (or, to the extent occurring prior to the closing of the Savant Acquisition, no later than the date of such closing) of an event described in the definition of Nutaaq Pipeline Inclusion Date, a notice of such event in form and substance reasonably satisfactory to the Administrative Agent, together with evidence that the relevant restrictions contained in the Nutaaq Pipeline Organizational Documents have been removed, modified or waived.”

“(z) Weekly Cash Balance Report. On the first Business Day of each week following the Fourth Amendment Effective Date, (i) a report detailing the amount of, without duplication, (A) unrestricted cash available to the Borrower and (B) availability of the “Borrowing Base” under and as defined in the First Lien Credit Agreement, in each case, as of the preceding Business Day, together with (ii) a certificate signed by a Financial Officer in form and substance satisfactory to the Administrative Agent certifying that (A) Liquidity is equal to or greater than $5,000,000 as of such date in accordance with Section 9.01(f), and (B) the sum of (i) the Revolving Credit Exposure plus (ii) available but undrawn Commitments (in each case, under and as defined in the First Lien Credit Agreement (as in effect on the Fourth Amendment Effective Date) and after giving effect to any reductions or restrictions to the Borrowing Base or other reductions or restrictions to availability on or after the Fourth Amendment Effective Date) is less than $50,000,000 (other than as permitted by the proviso set forth in Section 10.01(t)).”

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2.7Amendment to Section 8.14(a) of the Credit Agreement. Section 8.14(a) of the Credit Agreement is hereby amended to delete the references to “80%” and to substitute “90%” therefor.

2.8Amendment to Section 9.01(a) of the Credit Agreement. Section 9.01(a) of the Credit Agreement is hereby amended to replace the table set forth therein with the table set forth below:

Date	Ratio
Fiscal quarter ending July 31, 2014	4.00 to 1.00
Fiscal quarter ending October 31, 2014	4.50 to 1.00
Fiscal quarter ending January 31, 2015 and the last day of each fiscal quarter ending thereafter	3.50 to 1.00

2.9Amendment to Section 9.01(b) of the Credit Agreement. Section 9.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Interest Coverage Ratio. The Borrower will not permit, (i) as of the last day of the fiscal quarter ending July 31, 2014, its Interest Coverage Ratio to be less than 2.25 to 1.0, (ii) as of the last day of the fiscal quarter ending October 31, 2014, its Interest Coverage Ratio to be less than 2.0 to 1.0, or (iii) as of the last day of any fiscal quarter, commencing with the fiscal quarter ending January 31, 2015, its Interest Coverage Ratio to be less than 2.5 to 1.0.”

2.10Amendment to Section 9.01(c) of the Credit Agreement. Section 9.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending July 31, 2014, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments under the First Lien Credit Agreement (after giving effect to any reductions or restrictions to the Borrowing Base or other reductions or restrictions to availability thereunder) on or after the Fourth Amendment Effective Date), but excluding non-cash assets under ASC 815 and current plugging and abandonment restricted cash) to (ii) consolidated current liabilities (excluding non-cash obligations under ASC 815, current liabilities for plugging and abandonment expense and current maturities under this Agreement) to be less than 1.0 to 1.0.”

2.11Amendment to Section 9.04(a) of the Credit Agreement. Section 9.04(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries or Miller 2009 Partnership to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders except (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries or Miller 2009 Partnership may declare and pay dividends ratably with respect to their Equity Interests to the Borrower or any other Loan Party, (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) the Borrower may make payments of (A) the Series B

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Preferred Dividend, (B) the Series C Preferred Dividend, (C) the Series D Preferred Dividend, and (D) any dividend or distribution payable pursuant to any other series of preferred Equity Interests sold between October 31, 2014 and March 31, 2015 that contain terms and conditions no more onerous to the Borrower than the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, in the case of each of (A) through (D), so long as immediately prior to and after giving effect to such payment, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Borrower is in pro forma compliance with Section 9.01 and (z) the amount of the First Lien Loans that are then available for borrowing is equal to or greater than $5,000,000.”

2.12Amendments to Section 9.05 of the Credit Agreement.

(a)Section 9.05(r) of the Credit Agreement is hereby amended and restated in its entirety to read:

“(r) prior to completion of APOD A, other Investments in an aggregate amount at any time outstanding not to exceed $2,000,000 minus the aggregate amount of Capital Expenditures made pursuant to clause (v) of the definition of “Permitted Capital Expenditures” since the Fourth Amendment Effective Date.”

(b)Section 9.05(t) of the Credit Agreement is hereby renumbered to Section 9.05(s) and is hereby amended and restated in its entirety as follows:

“(s) after completion of APOD A, other Investments in an aggregate amount at any time outstanding not to exceed $4,000,000.”
e).”

2.13Amendment to Section 9.15 of the Credit Agreement. Section 9.15 of the Credit Agreement is hereby amended to add a sentence at the end thereof as follows:

“The Borrower will not, and will not permit any Subsidiary to create, incur, assume or permit to exist any Lien on the Equity Interests of Nutaaq Pipeline (other than a Lien in favor of the Secured Parties and the “Secured Parties” under the First Lien Loan Documents after the Nutaaq Pipeline Inclusion Date)”.

2.14Amendment to Section 9.20(c)(i) of the Credit Agreement. Section 9.20(c)(i) of the Credit Agreement is hereby replaced in its entirety with the following, “(i) the aggregate stated liquidation preference of all such preferred Equity Interests issued after the Amendment No. 1 Effective Date shall not exceed $50,000,000 on the date of issuance”.

2.15Amendment to Article IX of the Credit Agreement. Article IX of the Credit Agreement is hereby amended to add a new Section 9.25 in the correct numerical order as follows:

“9.25 Permitted Capital Expenditures. Until the completion of APOD A and APOD B, the Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, use funds from any source (including proceeds of the “Loans” under the First Lien Credit Agreement and amounts on deposit in the Collections Account) to make any Capital Expenditures, other than Permitted Capital Expenditures. For the avoidance of doubt, the restrictions in this Section 9.25 do not apply to Capital Expenditures made on behalf of the Borrower or any of its Subsidiaries by a third party in connection

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with any joint venture or other transaction in which the Borrower or such Subsidiary has a carried interest.”

2.16Amendment to Article IX of the Credit Agreement. Article IX of the Credit Agreement is hereby amended to add a new Section 9.26 in the correct numerical order as follows:

“9.26 Nutaaq Pipeline. From the closing of the Savant Acquisition until such time as each of the events described in the definition of Nutaaq Pipeline Inclusion Date has occurred, Nutaaq Pipeline shall not, and the Borrower will not permit Nutaaq Pipeline to:

(a) incur, create, assume or suffer to exist any Debt other than (i) trade Debt in the ordinary course of business and (ii) the Adopted Program and Budget (as defined in the Nutaaq Pipeline Organizational Documents), as in effect as of the date hereof;

(b) incur, create, assume or suffer to exist any Liens on any of its Properties (now owned or hereafter acquired) other than (i) Liens in effect upon the consummation of the Savant Acquisition and (ii) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or otherwise in the ordinary course of business;

(c) declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment;

(d) make or permit to remain outstanding any Investments in or to any Person;

(e) allow any material change to made in the character of its business;

(f) merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired), or liquidate or dissolve;

(g) Dispose of any Property or Equity Interests or any interest therein, other than the sale pursuant to the “Option” contemplated by Section 3 of that certain Assignment, Conveyance and Bill of Sale, dated effective as of February 1, 2014, from BP Transportation Alaska Inc. to Nutaaq Pipeline;

(h) amend, modify or supplement the Nutaaq Pipeline Organizational Documents if the effect thereof could reasonably be expected to be adverse to the Administrative Agent, the Lenders, the Loan Documents and their rights thereunder (and provided that the Borrower promptly furnishes to the Administrative Agent a copy of such amendment, modification or supplement); or

(i) except with respect to the Nutaaq Pipeline Organizational Documents, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts (or which requires the consent of or notice to other Persons in connection therewith) (a) the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Secured Parties, (b) the paying of dividends or making distributions to the Borrower or any Guarantor, or (c) any guaranteeing Debt of the Borrower or any other Loan Party; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of this Agreement, the Security Instruments or the First Lien Loan Documents.”

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2.17Amendment to Section 10.01(d) of the Credit Agreement. Section 10.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) the Borrower, any Subsidiary, Miller 2009 Partnership or Nutaaq Pipeline shall fail to observe or perform any covenant, condition or agreement applicable to it contained in Section 8.01(m), Section 8.01(s), Section 8.01(t), Section 8.01(u), Section 8.01(v), Section 8.01(w), Section 8.01(x), Section 8.01(y), Section 8.02, Section 8.03, Section 8.07, Section 8.13(b), Section 8.14, Section 8.16 or in Article IX.

2.18Amendment to Section 10.01(q) of the Credit Agreement. Section 10.01(q) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(q) If (i) (A) David Hall ceases to be Chief Operating Officer of the Borrower, (B) Carl Giesler, Jr. ceases to be Chief Executive Officer of the Borrower, or (C) Scott Boruff ceases to the Executive Chairman of the Board of Directors of the Borrower or (ii) any of Scott Boruff, Carl Giesler, Jr., or David Hall ceases to be substantially involved in the daily operations of the Borrower.”

2.19Amendment to Section 10.01 of the Credit Agreement. Section 10.01 of the Credit Agreement is hereby amended to add the following provisions in the correct order:

“(t) if at any time the sum of (the “First Lien Availability”) (i) the Revolving Credit Exposure plus (ii) available but undrawn Commitments (in each case, under and as defined in the First Lien Credit Agreement (as in effect on the Fourth Amendment Effective Date) and after giving effect to any reductions or restrictions to the Borrowing Base or other reductions or restrictions to availability on or after the Fourth Amendment Effective Date) shall be less than $50,000,000; provided that it shall not an Event of Default hereunder if, before the February Redetermination Effective Date (defined below), the First Lien Availability is less than $50,000,000 (but greater than or equal to $40,000,000) due to the receipt by the Borrower of the “January Tax Credit Certificate Payments” (as defined in the First Lien Credit Agreement in effect as of the Fourth Amendment Effective Date) before the effective date of the February 1, 2015 “Scheduled Redetermination” (as defined in the First Lien Credit Agreement in effect as of the Fourth Amendment Effective Date) (such date, the “February Redetermination Effective Date”).”

“(u) any Loan Party terminates or shall cause the termination of any Swap Agreement in effect on the Fourth Amendment Effective Date (other than at the expiration of their normal term) without the prior written consent of (i) the Administrative Agent and the Majority Lenders in their sole discretion, and (ii) the First Lien Administrative Agent and the “Majority Lenders” under and as defined in the First Lien Credit Agreement.”

Section 3.Amendment to Guarantee and Collateral Agreement. The defined term “Excluded Property” in Section 1.01 of the Guarantee and Collateral Agreement shall be amended and restated in its entirety as follows:

“Excluded Property” means (a) any Equipment subject to a purchase money security interest or equipment or capital lease if and to the extent that the creation of a security interest in the right, title or interest of the Grantor in such Equipment would cause or result in a default under any contractual provision or other restriction; (b) any rights or interest in any contract to which Grantor is a party, or

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any license, permit or franchise or covering real or personal property of the Grantor if, under the terms of the contract, license, permit or franchise or applicable law, the grant of a security interest or other Lien therein is prohibited as a matter of law, or under the terms of the contract, license, permit or franchise and that prohibition has not been effectively waived or the consent of the other party(ies) to such contract, license, permit or franchise has not been obtained in writing, but the foregoing exclusions in no way will be construed (i) to apply to the extent that any described prohibition is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the New York UCC (as same may be limited by other applicable law) or other applicable law, or (ii) to limit, impair or otherwise affect the continuing security interests of the Secured Parties in and Liens upon any rights or interests of the Grantors in or to (i) monies due or to become due under any described contract, license, permit or franchise (including any Accounts), or (ii) any proceeds from the sale, license, lease, or other dispositions of any such contract or license; (c) “intent to use” trademark applications; (d) the Equity Interests of any Excluded Subsidiary; (e) only for so long as that certain Security Agreement, dated effective as of February 1, 2012, among Cook Inlet Energy, LLC, Cook Inlet Region, Inc., and the State of Alaska Department of Natural Resources as in effect on the date hereof continues to be in effect, the “Collateral” as defined therein, and (f) the Equity Interests and assets of Nutaaq Pipeline unless and until each of the events described in the definition of Nutaaq Pipeline Inclusion Date has occurred; provided, however, that (A) Excluded Property shall not include any Proceeds of any item of General Intangibles, and (B) any item of General Intangibles that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall no longer be Excluded Property.

Section 4.Waivers and Consent.

4.1Waiver of Specified Events of Default. The Lenders hereby agree, subject to the terms and conditions of this Amendment, to waive the Specified Events of Default. The foregoing limited waiver shall be deemed to be effective as of the date of the occurrence of the Specified Events of Default.

4.2Waiver of Application of Proceeds. The Lenders hereby agree to waive the requirement of Section 3.04(c)(i) of the Credit Agreement that the Borrower apply the Equipment Sale Proceeds to the prepayment of the Loans.

4.3Consent. The Lenders hereby consent, subject to the terms and conditions of this Amendment, to additional dispositions of Equity Interests of the Borrower by Scott Boruff which might otherwise constitute a Change of Control so long as such dispositions of Equity Interests are made solely pursuant to margin agreements in effect prior to the Fourth Amendment Effective Date.

4.4No Other Waivers. Except for the limited waivers set forth in Section 4.1 and Section 4.2 above, nothing contained in this Amendment shall be construed as a waiver by the Administrative Agent or any Lender of any covenant or provision of the Credit Agreement or any other Loan Document, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict performance by any Loan Party of any provision hereof or thereof shall not waive, affect or diminish any right of the Administrative Agent or any Lender to thereafter demand strict compliance therewith. The Administrative Agent and each Lender hereby reserves all rights granted under the Credit Agreement and the other Loan Documents with respect to any Default or Event of Default that has occurred and is continuing or may hereafter occur (other than the Specified Events of Default).

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Section 5.Conditions Precedent. This Amendment shall become effective on the date (such date, the “Fourth Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

(a)The Administrative Agent shall have received from the Majority Lenders, the Administrative Agent, the Borrower and each Guarantor, counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Amendment signed on behalf of such Person.

(b)The Borrower shall have executed and delivered the Fourth Amendment Fee Letter to the Administrative Agent.

(c)The Administrative Agent shall have received the APODs, in form and substance satisfactory to the Majority Lenders in their sole discretion.

(d)The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and Anchor Point Energy LLC setting forth (i) the officers of the Borrower or Anchor Point Energy LLC, as applicable, (A) who are authorized to sign this Amendment and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement and the transactions contemplated thereby, and (ii) specimen signatures of such authorized officers.

(e)The Administrative Agent shall be reasonably satisfied that, substantially contemporaneously with the effectiveness of this Amendment, that the terms of the First Lien Credit Agreement will be amended in form and substance reasonably acceptable to the Administrative Agent.
(f)No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of, and the transactions contemplated by, this Amendment.

(g)The Borrower shall have paid to the Administrative Agent all costs, fees and expenses due and payable pursuant to the Credit Agreement, including (a) all fees payable under the Fourth Amendment Fee Letter, and (b) to the extent invoiced, all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement, including all invoiced costs, fees, and expenses due and payable to Bracewell & Giuliani LLP and Davis, Wright, Tremaine LLP.

(h)The Administrative Agent shall have received such other documents and information as the Administrative Agent or its counsel shall have reasonably requested.

Section 6.Post-Closing Obligations. The continued effectiveness of this Amendment is further subject to the conditions subsequent that, within thirty (30) days of the Fourth Amendment Effective Date (in each case, unless otherwise agreed to by the Administrative Agent in its sole discretion):

(a)The Administrative Agent shall have received from each party thereto executed counterparts (in such number as may be requested by the Administrative Agent) of (i) additional Mortgages, if any, to create first priority, perfected Liens (subject only to Specified Liens) on at least 90% of the total value of the Oil and Gas Properties evaluated in the most recently available Reserve Report, and (ii) a Mortgage from Anchor Point Energy, LLC to create first priority, perfected Liens (subject only to Specified Liens) on the North Fork Pipeline.

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(b)The Administrative Agent shall have received an opinion of (i) Davis Wright Tremaine LLP, Alaska counsel for the Administrative Agent, and (ii) local counsel in each other jurisdiction requested by the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent in its sole discretion in connection with the Mortgages required by Section 6(a) of this Amendment.

Failure of the Borrower and its Subsidiaries to comply with this Section 6 shall result in an immediate Event of Default unless otherwise extended or waived by Agent at its sole option

Section 7.Miscellaneous.

7.1Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, remain in full force and effect following the effectiveness of this Amendment.

7.2Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, each Loan Party hereby releases and forever discharges the Administrative Agent and each Lender and each of their respective Related Parties (all of the foregoing, collectively, the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted (all of the above, collectively, “Claims”), that existed, arose or occurred at any time on or before the date of this Amendment, which any Loan Party may have or claim to have against any of the Lender Group in any way related to or connected with the Loan Documents or the transactions contemplated thereby.

7.3Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby:

(a)acknowledges the terms of this Amendment;

(b)ratifies and affirms their respective obligations, and acknowledges their respective continued liability, under each Loan Document to which it is a party (including with respect to all of the Liens securing the payment and performance of the Secured Obligations) and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby;

(c)represents and warrants to the Lenders that the resolutions and governing documents certified to the Administrative Agent and the Lenders by such Loan Party on the Amendment No. 1 Effective Date remain in full force and effect and have not been amended or otherwise modified;

(d)represents and warrants to the Lenders that the Tom Energy Bill of Sale attached hereto as Annex II is in substantially final form and will not be amended or modified without the prior written consent of the Administrative Agent; and

(e)represents and warrants to the Lenders that as of the date hereof, immediately after giving effect to the terms of this Amendment, (i) the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents are true and correct in all material respects (unless such representation and warranty is

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already qualified by materiality, in which case such representation or warranty is simply true and correct) on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties continue to be true and correct as aforesaid as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

7.4Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart hereof.

7.5NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

7.6GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.7Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out‑of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel.

7.8Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties to the Credit Agreement and their respective successors and permitted assigns.

7.10Loan Document. Each of this Amendment and the Fourth Amendment Fee Letter is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	MILLER ENERGY RESOURCES, INC.

	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

GUARANTORS:	MILLER DRILLING, TN LLC

	By:	MILLER ENERGY RESOURCES, INC.,
its Sole Member

		By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

MILLER ENERGY SERVICES, LLC

	By:	MILLER ENERGY RESOURCES, INC.,
its Sole Manager

		By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

MILLER ENERGY GP, LLC

	By:	MILLER ENERGY RESOURCES, INC.,
its Sole Manager

		By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

MILLER RIG & EQUIPMENT, LLC

	By:	MILLER ENERGY RESOURCES, INC.,
its Sole Manager

		By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

Signature Page to Waiver and Amendment No. 4 to Credit Agreement
and
Amendment No. 2 to Guarantee and Collateral Agreement
(Miller Energy Resources, Inc.)
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COOK INLET ENERGY, LLC

By:	/s/ David M. Hall
David M. Hall
Manager and Chief Executive Officer

EAST TENNESSEE CONSULTANTS, INC.

By:	/s/ David M. Hall
David M. Hall
Chief Operating Officer

EAST TENNESSEE CONSULTANTS II, L.L.C.

By:	/s/ David M. Hall
David M. Hall
Chief Operating Officer

ANCHOR POINT ENERGY, LLC

By:	COOK INLET ENERGY, LLC, its Manager

	By:	/s/ David M. Hall
David M. Hall
Chief Operating Officer

Signature Page to Waiver and Amendment No. 4 to Credit Agreement
and
Amendment No. 2 to Guarantee and Collateral Agreement
(Miller Energy Resources, Inc.)
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APOLLO INVESTMENT CORPORATION, as Administrative Agent, and as a Lender

By:	Apollo Investment Management, L.P.

	By:	ACC Management, LLC, as its
General Partner

By:	/s/ Ted Goldthorpe
Name:	Ted Goldthorpe
Title:	President

Signature Page to Waiver and Amendment No. 4 to Credit Agreement
and
Amendment No. 2 to Guarantee and Collateral Agreement
(Miller Energy Resources, Inc.)
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HIGHBRIDGE PRINCIPAL STRATEGIES - SPECIALTY LOAN FUND III, L.P., as a Lender

By:	Highbridge Principal Strategies, LLC as Trading Manager

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES - SPECIALTY LOAN VG FUND, L.P., as a Lender

By:	Highbridge Principal Strategies, LLC its Manager

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES - NDT SENIOR LOAN FUND, L.P., as a Lender

By:	Highbridge Principal Strategies, LLC its trading Manager

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES - SPECIALTY LOAN INSTITUTIONAL FUND III, L.P., as a Lender

By:	Highbridge Principal Strategies, LLC its Manager

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Waiver and Amendment No. 4 to Credit Agreement
and
Amendment No. 2 to Guarantee and Collateral Agreement
(Miller Energy Resources, Inc.)
#4688537.24

HIGHBRIDGE SPECIALTY LOAN INSTITUTIONAL HOLDINGS LIMITED, as a Lender

By:	Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

HIGHBRIDGE AIGUILLES ROUGES SECTOR A INVESTMENT FUND, L.P., as a Lender

By:	Highbridge Principal Strategies, LLC as manager

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

HIGHBRIDGE SPECIALTY LOAN SECTOR A INVESTMENT FUND, L.P., as a Lender

By:	Highbridge Principal Strategies, LLC as Trading Manager

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

LINCOLN INVESTMENT SOLUTIONS, INC., as a Lender

By:	Highbridge Principal Strategies, LLC its Investment Manager

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

HIGHBRIDGE SPECIALTY LOAN HOLDINGS II L.P., as a Lender

By:	Highbridge Principal Strategies, LLC its Investment Manager

By:	/s/ Don Dimitrievich
Name:	Don Dimitrievich
Title:	Managing Director

Signature Page to Waiver and Amendment No. 4 to Credit Agreement
and
Amendment No. 2 to Guarantee and Collateral Agreement
(Miller Energy Resources, Inc.)
#4688537.24

Exhibit A

APOD A

Field	Well ID	Budgeted Gross Capital Expenditures	Permitted Variance
REDOUBT
	RU-7	$14,200,000	10%

Following RU-7, any three of the following four wells in the Redoubt Unit, as determined by Borrower:
	RU-3	$14,200,000	10%
	RU-4	$14,200,000	10%
	RU-5	$7,500,000	10%
	RU-6	$8,500,000	10%

NORTH FORK:
Any four of the following six wells, as determined by Borrower:
	NF-24-26	$9,000,000	10%
	NF-42-36	$9,000,000	10%
	NF-9	$9,000,000	10%
	NF-10	$9,000,000	10%
	NF-11	$9,000,000	10%
	NF-12	$9,000,000	10%

Notwithstanding the permitted individual well variance, the aggregate variance on all wells shall not exceed 10%.

Exhibit A to Waiver and Amendment No. 4 to Credit Agreement
and
Amendment No. 2 to Guarantee and Collateral Agreement
(Miller Energy Resources, Inc.)
#4688537.24

Exhibit B

APOD B

RU-12

Following the closing of the Savant Acquisition, new wells at the Badami Unit

Exhibit B to Waiver and Amendment No. 4 to Credit Agreement
and
Amendment No. 2 to Guarantee and Collateral Agreement
(Miller Energy Resources, Inc.)
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